Free Writing Prospectus (To the Prospectus dated August 31, 2007, the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	Filed Pursuant to Rule 433 Registration No. 333-145845 May 8, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: May 30, 2008

•	Initial valuation date: May 27, 2008

•	Final valuation date: May 26, 2009

•	Maturity date: May 29, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Adobe Systems Incorporated	TBD	FWP-7	ADBE	TBD	8.250%	80.0%	TBD	TBD	TBD	TBD	E-2027	06738RYC4/ US06738RYC41
Bristol-Myers Squibb Company	TBD	FWP-9	BMY	TBD	9.250%	80.0%	TBD	TBD	TBD	TBD	E-2028	06738RYD2/ US06738RYD24
General Motors Corporation	TBD	FWP-11	GM	TBD	15.500%	50.0%	TBD	TBD	TBD	TBD	E-2029	06738RYE0/ US06738RYE07
Las Vegas Sands Corp.	TBD	FWP-13	LVS	TBD	12.250%	60.0%	TBD	TBD	TBD	TBD	E-2030	06738RYF7/ US06738RYF71
Monsanto Company	TBD	FWP-15	MON	TBD	12.000%	60.0%	TBD	TBD	TBD	TBD	E-2031	06738RYG5 / US06738RYG54
Merck & Co., Inc.	TBD	FWP-17	MRK	TBD	10.000%	80.0%	TBD	TBD	TBD	TBD	E-2032	06738RYH3 / US06738RYH38
Norfolk Southern Corporation	TBD	FWP-19	NSC	TBD	9.500%	80.0%	TBD	TBD	TBD	TBD	E-2033	06738RYJ9 / US06738RYJ93
QUALCOMM Incorporated	TBD	FWP-21	QCOM	TBD	9.250%	80.0%	TBD	TBD	TBD	TBD	E-2034	06738RYK6/ US06738RYK66
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-23	SLB	TBD	10.000%	75.0%	TBD	TBD	TBD	TBD	E-2035	06738RYL4 / US06738RYL40
SunPower Corporation	TBD	FWP-25	SPWR	TBD	17.000%	50.0%	TBD	TBD	TBD	TBD	E-2036	06738RYM2 / US06738RYM23
Seagate Technology	TBD	FWP-27	STX	TBD	10.000%	70.0%	TBD	TBD	TBD	TBD	E-2037	06738RYN0 / US06738RYN06

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page FWP-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and the information supplement dated December 12, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The

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summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Adobe Systems Incorporated

According to publicly available information, Adobe Systems Incorporated (the “Company”) is one of the largest and most diversified software companies in the world. Founded in 1982, the Company offers a line of creative, business and mobile software and services used by creative professionals, designers, knowledge workers, high-end consumers, original equipment manufacturer partners, developers and enterprises for creating, managing, delivering and engaging with compelling content and experiences across multiple operating systems, devices and media. The Company distributes its products through a network of distributors and dealers, value-added resellers, systems integrators, independent software vendors and original equipment manufacturers, direct to end users and through the Company’s own web site at www.adobe.com. The Company also license its technology to hardware manufacturers, software developers and service providers, and it offers integrated software solutions to businesses of all sizes.

The Company has operations in the Americas, Europe, Middle East and Africa and Asia. The Company’s software runs on personal computers with Microsoft Windows, Apple OS, Linux, UNIX and various non-PC platforms, depending on the product. The Company was originally incorporated in California in October 1983 and was reincorporated in Delaware in May 1997. The Company maintains executive offices and principal facilities at 345 Park Avenue, San Jose, California 95110-2704. The telephone number is 408-536-6000.

The linked share’s SEC file number is: 0-15175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$21.66	$13.03	$14.25
September 30, 2002	$14.49	$8.25	$9.55
December 31, 2002	$15.60	$8.86	$12.40
March 31, 2003	$17.14	$12.29	$15.42
June 30, 2003	$20.00	$15.20	$16.04
September 30, 2003	$21.00	$15.61	$19.63
December 31, 2003	$23.19	$18.79	$19.65
March 31, 2004	$20.23	$17.15	$19.72
June 30, 2004	$23.68	$19.70	$23.25
September 30, 2004	$25.37	$19.66	$24.74
December 31, 2004	$32.24	$24.65	$31.37
March 31, 2005	$34.48	$27.40	$33.59
June 30, 2005	$34.45	$26.57	$28.62
September 30, 2005	$30.40	$25.81	$29.85
December 30, 2005	$39.48	$27.87	$36.96
March 31, 2006	$40.84	$34.91	$34.92
June 30, 2006	$39.87	$27.50	$30.36
September 29, 2006	$38.61	$26.00	$37.45
December 29, 2006	$43.22	$36.70	$41.12
March 30, 2007	$43.95	$37.25	$41.70
June 29, 2007	$44.92	$39.25	$40.15
September 30, 2007	$44.80	$38.55	$43.66
December 31, 2007	$48.47	$39.56	$42.73
March 31, 2008	$43.25	$30.70	$35.59
May 7, 2008*	$40.58	$35.36	$39.25

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADBE

Initial price: $39.25

Protection level: 80.00%

Protection price: $31.40

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.477707

Coupon: 8.25% per annum

Maturity: May 29, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $6.88

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Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.25%	100.00%
+90%	8.25%	90.00%
+80%	8.25%	80.00%
+70%	8.25%	70.00%
+60%	8.25%	60.00%
+50%	8.25%	50.00%
+40%	8.25%	40.00%
+30%	8.25%	30.00%
+20%	8.25%	20.00%
+10%	8.25%	10.00%
+5%	8.25%	5.00%

0%	8.25%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.25%	3.25%	-5.00%
-10%	8.25%	-1.75%	-10.00%
-20%	8.25%	-11.75%	-20.00%
-30%	N/A	-21.75%	-30.00%
-40%	N/A	-31.75%	-40.00%
-50%	N/A	-41.75%	-50.00%
-60%	N/A	-51.75%	-60.00%
-70%	N/A	-61.75%	-70.00%
-80%	N/A	-71.75%	-80.00%
-90%	N/A	-81.75%	-90.00%
-100%	N/A	-91.75%	-100.00%

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Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company (the “Company”) was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other healthcare related products.

The Company has three reportable segments—Pharmaceuticals, Nutritionals and ConvaTec (previously a component of the Other Health Care operating segment). The Pharmaceuticals segment is made up of the global pharmaceutical and international consumer medicines business. The other two segments – Nutritionals and ConvaTec – comprise the Company’s Health Care Group. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The ConvaTec segment consists of the ostomy, wound and skin care business.

The linked share’s SEC file number is 1-1136.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$40.43	$24.51	$25.70
September 30, 2002	$26.50	$19.50	$23.80
December 31, 2002	$28.25	$20.74	$23.15
March 31, 2003	$26.00	$21.00	$21.13
June 30, 2003	$29.20	$21.30	$27.15
September 30, 2003	$27.67	$25.00	$25.66
December 31, 2003	$28.85	$24.22	$28.60
March 31, 2004	$31.00	$23.72	$24.23
June 30, 2004	$26.42	$23.95	$24.50
September 30, 2004	$24.72	$22.22	$23.67
December 31, 2004	$25.88	$22.85	$25.62
March 31, 2005	$25.67	$23.25	$25.46
June 30, 2005	$26.59	$24.83	$24.98
September 30, 2005	$25.47	$23.80	$24.06
December 30, 2005	$24.17	$20.70	$22.98
March 31, 2006	$25.94	$21.21	$24.61
June 30, 2006	$25.97	$23.76	$25.86
September 29, 2006	$26.14	$20.08	$24.92
December 29, 2006	$26.41	$23.93	$26.32
March 30, 2007	$29.39	$25.74	$27.76
June 29, 2007	$32.25	$27.35	$31.56
September 30, 2007	$32.35	$26.38	$28.82
December 31, 2007	$30.23	$26.52	$26.52
March 31, 2008	$27.36	$20.11	$21.30
May 7, 2008*	$23.49	$21.15	$22.76

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BMY

Initial price: $22.76

Protection level: 80.00%

Protection price: $18.21

Physical delivery amount: 43($1,000/Initial price)

Fractional shares: 0.936731

Coupon: 9.25% per annum

Maturity: May 29, 2009

Dividend yield: 5.18% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.25%	105.18%
+90%	9.25%	95.18%
+80%	9.25%	85.18%
+70%	9.25%	75.18%
+60%	9.25%	65.18%
+50%	9.25%	55.18%
+40%	9.25%	45.18%
+30%	9.25%	35.18%
+20%	9.25%	25.18%
+10%	9.25%	15.18%
+5%	9.25%	10.18%

0%	9.25%	5.18%

	Protection Price Ever Breached?
	NO	YES
-5%	9.25%	4.25%	0.18%
-10%	9.25%	-0.75%	-4.82%
-20%	9.25%	-10.75%	-14.82%
-30%	N/A	-20.75%	-24.82%
-40%	N/A	-30.75%	-34.82%
-50%	N/A	-40.75%	-44.82%
-60%	N/A	-50.75%	-54.82%
-70%	N/A	-60.75%	-64.82%
-80%	N/A	-70.75%	-74.82%
-90%	N/A	-80.75%	-84.82%
-100%	N/A	-90.75%	-94.82%

FWP-9

General Motors Corporation

According to publicly available information, General Motors Corporation (the “Company”) is incorporated in 1916 under the laws of the State of Delaware. The Company is primarily engaged in the worldwide development, production, and marketing of cars, trucks, and parts. The Company develops, manufactures, and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific. The Company’s total worldwide car and truck deliveries were 9.4 million, 9.1 million, and 9.2 million, for 2007, 2006, and 2005, respectively. Substantially all of the Company’s cars, trucks, and parts are marketed through retail dealers in North America, and through distributors and dealers outside of North America, the substantial majority of which are independently owned.

The linked share’s SEC file number is 001-00043.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$68.09	$50.77	$53.45
September 30, 2002	$54.08	$38.15	$38.90
December 31, 2002	$41.50	$30.83	$36.86
March 31, 2003	$41.12	$29.75	$33.62
June 30, 2003	$39.35	$32.84	$36.00
September 30, 2003	$43.23	$35.00	$40.93
December 31, 2003	$54.37	$40.04	$53.40
March 31, 2004	$55.55	$44.72	$47.10
June 30, 2004	$50.04	$42.88	$46.59
September 30, 2004	$46.93	$40.53	$42.48
December 31, 2004	$43.29	$36.90	$40.06
March 31, 2005	$40.77	$28.00	$29.39
June 30, 2005	$36.64	$24.68	$34.00
September 30, 2005	$37.69	$30.21	$30.61
December 30, 2005	$31.50	$18.34	$19.42
March 31, 2006	$24.59	$18.47	$21.27
June 30, 2006	$30.42	$19.00	$29.79
September 29, 2006	$33.62	$27.12	$33.26
December 29, 2006	$36.54	$28.49	$30.72
March 30, 2007	$37.24	$28.81	$30.64
June 29, 2007	$38.66	$28.86	$37.80
September 30, 2007	$38.27	$29.10	$36.70
December 31, 2007	$43.02	$24.50	$24.89
March 31, 2008	$29.28	$17.47	$19.05
May 7, 2008*	$24.23	$18.72	$21.37

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GM

Initial price: $21.37

Protection level: 50.00%

Protection price: $10.69

Physical delivery amount: 46($1,000/Initial price)

Fractional shares: 0.794572

Coupon: 15.50% per annum

Maturity: May 29, 2009

Dividend yield: 4.68% per annum

Coupon amount monthly: $12.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	15.50%	104.68%
+90%	15.50%	94.68%
+80%	15.50%	84.68%
+70%	15.50%	74.68%
+60%	15.50%	64.68%
+50%	15.50%	54.68%
+40%	15.50%	44.68%
+30%	15.50%	34.68%
+20%	15.50%	24.68%
+10%	15.50%	14.68%
+5%	15.50%	9.68%

0%	15.50%	4.68%

	Protection Price Ever Breached?
	NO	YES
-5%	15.50%	10.50%	-0.32%
-10%	15.50%	5.50%	-5.32%
-20%	15.50%	-4.50%	-15.32%
-30%	15.50%	-14.50%	-25.32%
-40%	15.50%	-24.50%	-35.32%
-50%	15.50%	-34.50%	-45.32%
-60%	N/A	-44.50%	-55.32%
-70%	N/A	-54.50%	-65.32%
-80%	N/A	-64.50%	-75.32%
-90%	N/A	-74.50%	-85.32%
-100%	N/A	-84.50%	-95.32%

FWP-10

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. The Company is also creating a master-planned development of integrated resort properties, anchored by The Venetian Macao, which the Company refers to as the Cotai StripTM in Macao. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 30, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
May 7, 2008*	$83.13	$64.87	$72.18

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $72.18

Protection level: 60.00%

Protection price: $43.31

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.854253

Coupon: 12.25% per annum

Maturity: May 29, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	12.25%	100.00%
+90%	12.25%	90.00%
+80%	12.25%	80.00%
+70%	12.25%	70.00%
+60%	12.25%	60.00%
+50%	12.25%	50.00%
+40%	12.25%	40.00%
+30%	12.25%	30.00%
+20%	12.25%	20.00%
+10%	12.25%	10.00%
+5%	12.25%	5.00%

0%	12.25%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	12.25%	7.25%	-5.00%
-10%	12.25%	2.25%	-10.00%
-20%	12.25%	-7.75%	-20.00%
-30%	12.25%	-17.75%	-30.00%
-40%	12.25%	-27.75%	-40.00%
-50%	N/A	-37.75%	-50.00%
-60%	N/A	-47.75%	-60.00%
-70%	N/A	-57.75%	-70.00%
-80%	N/A	-67.75%	-80.00%
-90%	N/A	-77.75%	-90.00%
-100%	N/A	-87.75%	-100.00%

FWP-11

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Seminis and Stoneville and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity and swine genetics.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$17.00	$8.82	$8.90
September 30, 2002	$9.75	$6.63	$7.65
December 31, 2002	$10.30	$6.85	$9.63
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 30, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
March 31, 2008	$129.28	$90.86	$111.50
May 7, 2008*	$132.35	$104.60	$117.44

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $117.44

Protection level: 60.00%

Protection price: $70.46

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.514986

Coupon: 12.00% per annum

Maturity: May 29, 2009

Dividend yield: 0.55% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	12.00%	100.55%
+90%	12.00%	90.55%
+80%	12.00%	80.55%
+70%	12.00%	70.55%
+60%	12.00%	60.55%
+50%	12.00%	50.55%
+40%	12.00%	40.55%
+30%	12.00%	30.55%
+20%	12.00%	20.55%
+10%	12.00%	10.55%
+5%	12.00%	5.55%

0%	12.00%	0.55%

	Protection Price Ever Breached?
	NO	YES
-5%	12.00%	7.00%	-4.45%
-10%	12.00%	2.00%	-9.45%
-20%	12.00%	-8.00%	-19.45%
-30%	12.00%	-18.00%	-29.45%
-40%	12.00%	-28.00%	-39.45%
-50%	N/A	-38.00%	-49.45%
-60%	N/A	-48.00%	-59.45%
-70%	N/A	-58.00%	-69.45%
-80%	N/A	-68.00%	-79.45%
-90%	N/A	-78.00%	-89.45%
-100%	N/A	-88.00%	-99.45%

FWP-12

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$55.70	$45.05	$47.93
September 30, 2002	$51.11	$36.49	$43.26
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 30, 2007	$53.73	$48.11	$51.69
December 31, 2007	$61.62	$51.44	$58.11
March 31, 2008	$61.18	$36.84	$37.95
May 7, 2008*	$42.24	$36.80	$39.01

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $39.01

Protection level: 80.00%

Protection price: $31.21

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.634453

Coupon: 10.00% per annum

Maturity: May 29, 2009

Dividend yield: 3.90% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	10.00%	103.90%
+90%	10.00%	93.90%
+80%	10.00%	83.90%
+70%	10.00%	73.90%
+60%	10.00%	63.90%
+50%	10.00%	53.90%
+40%	10.00%	43.90%
+30%	10.00%	33.90%
+20%	10.00%	23.90%
+10%	10.00%	13.90%
+5%	10.00%	8.90%

0%	10.00%	3.90%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-1.10%
-10%	10.00%	0.00%	-6.10%
-20%	10.00%	-10.00%	-16.10%
-30%	N/A	-20.00%	-26.10%
-40%	N/A	-30.00%	-36.10%
-50%	N/A	-40.00%	-46.10%
-60%	N/A	-50.00%	-56.10%
-70%	N/A	-60.00%	-66.10%
-80%	N/A	-70.00%	-76.10%
-90%	N/A	-80.00%	-86.10%
-100%	N/A	-90.00%	-96.10%

FWP-13

Norfolk Southern Corporation

According to publicly available information, Norfolk Southern Corporation (the “Company”) is a Norfolk, Virginia based company that controls a major freight railroad, Norfolk Southern Railway Company. The Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with rail carriers, to and from the rest of the United States. The Company also transports overseas freight through several Atlantic and Gulf Coast ports. As of Dec. 31, 2007, all the common stock of Norfolk Southern Railway was owned directly by the Company.

The linked share’s SEC file number is 001-08339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$24.45	$19.85	$23.38
September 30, 2002	$23.90	$17.20	$20.19
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 29, 2006	$55.06	$42.80	$50.29
March 30, 2007	$53.84	$45.38	$50.60
June 29, 2007	$59.19	$49.80	$52.57
September 30, 2007	$58.95	$46.42	$51.91
December 31, 2007	$54.57	$48.03	$50.44
March 31, 2008	$56.96	$42.65	$54.32
May 7, 2008*	$62.67	$54.25	$61.18

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NSC

Initial price: $61.18

Protection level: 80.00%

Protection price: $48.94

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.345211

Coupon: 9.50% per annum

Maturity: May 29, 2009

Dividend yield: 1.80% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.50%	101.80%
+90%	9.50%	91.80%
+80%	9.50%	81.80%
+70%	9.50%	71.80%
+60%	9.50%	61.80%
+50%	9.50%	51.80%
+40%	9.50%	41.80%
+30%	9.50%	31.80%
+20%	9.50%	21.80%
+10%	9.50%	11.80%
+5%	9.50%	6.80%

0%	9.50%	1.80%

	Protection Price Ever Breached?
	NO	YES
-5%	9.50%	4.50%	-3.20%
-10%	9.50%	-0.50%	-8.20%
-20%	9.50%	-10.50%	-18.20%
-30%	N/A	-20.50%	-28.20%
-40%	N/A	-30.50%	-38.20%
-50%	N/A	-40.50%	-48.20%
-60%	N/A	-50.50%	-58.20%
-70%	N/A	-60.50%	-68.20%
-80%	N/A	-70.50%	-78.20%
-90%	N/A	-80.50%	-88.20%
-100%	N/A	-90.50%	-98.20%

FWP-14

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$20.18	$12.25	$13.75
September 30, 2002	$15.70	$11.61	$13.81
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 30, 2007	$45.57	$35.23	$42.26
December 31, 2007	$43.40	$36.60	$39.35
March 31, 2008	$44.85	$35.17	$41.00
May 7, 2008*	$44.75	$40.65	$43.54

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $43.54

Protection level: 80.00%

Protection price: $34.83

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.967386

Coupon: 9.25% per annum

Maturity: May 29, 2009

Dividend yield: 1.29% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.25%	101.29%
+90%	9.25%	91.29%
+80%	9.25%	81.29%
+70%	9.25%	71.29%
+60%	9.25%	61.29%
+50%	9.25%	51.29%
+40%	9.25%	41.29%
+30%	9.25%	31.29%
+20%	9.25%	21.29%
+10%	9.25%	11.29%
+5%	9.25%	6.29%

0%	9.25%	1.29%

	Protection Price Ever Breached?
	NO	YES
-5%	9.25%	4.25%	-3.71%
-10%	9.25%	-0.75%	-8.71%
-20%	9.25%	-10.75%	-18.71%
-30%	N/A	-20.75%	-28.71%
-40%	N/A	-30.75%	-38.71%
-50%	N/A	-40.75%	-48.71%
-60%	N/A	-50.75%	-58.71%
-70%	N/A	-60.75%	-68.71%
-80%	N/A	-70.75%	-78.71%
-90%	N/A	-80.75%	-88.71%
-100%	N/A	-90.75%	-98.71%

FWP-15

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2007, the Company employed approximately 80,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 30, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
May 7, 2008*	$107.22	$85.75	$102.01

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $102.01

Protection level: 75.00%

Protection price: $76.51

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.802960

Coupon: 10.00% per annum

Maturity: May 29, 2009

Dividend yield: 0.72% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	10.00%	100.72%
+90%	10.00%	90.72%
+80%	10.00%	80.72%
+70%	10.00%	70.72%
+60%	10.00%	60.72%
+50%	10.00%	50.72%
+40%	10.00%	40.72%
+30%	10.00%	30.72%
+20%	10.00%	20.72%
+10%	10.00%	10.72%
+5%	10.00%	5.72%

0%	10.00%	0.72%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-4.28%
-10%	10.00%	0.00%	-9.28%
-20%	10.00%	-10.00%	-19.28%
-30%	N/A	-20.00%	-29.28%
-40%	N/A	-30.00%	-39.28%
-50%	N/A	-40.00%	-49.28%
-60%	N/A	-50.00%	-59.28%
-70%	N/A	-60.00%	-69.28%
-80%	N/A	-70.00%	-79.28%
-90%	N/A	-80.00%	-89.28%
-100%	N/A	-90.00%	-99.28%

FWP-16

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, develops, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components business segment.

In January 2007, the Company acquired PowerLight Corporation, or PowerLight, now known as SunPower Corporation, Systems, or SP Systems, which developed, engineered, manufactured and delivered large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	N.A.	N.A.	N.A.
March 31, 2003	N.A.	N.A.	N.A.
June 30, 2003	N.A.	N.A.	N.A.
September 30, 2003	N.A.	N.A.	N.A.
December 31, 2003	N.A.	N.A.	N.A.
March 31, 2004	N.A.	N.A.	N.A.
June 30, 2004	N.A.	N.A.	N.A.
September 30, 2004	N.A.	N.A.	N.A.
December 31, 2004	N.A.	N.A.	N.A.
March 31, 2005	N.A.	N.A.	N.A.
June 30, 2005	N.A.	N.A.	N.A.
September 30, 2005	N.A.	N.A.	N.A.
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 30, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
May 7, 2008*	$100.00	$75.09	$83.45

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWR

Initial price: $83.45

Protection level: 50.00%

Protection price: $41.73

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.983223

Coupon: 17.00% per annum

Maturity: May 29, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	17.00%	100.00%
+90%	17.00%	90.00%
+80%	17.00%	80.00%
+70%	17.00%	70.00%
+60%	17.00%	60.00%
+50%	17.00%	50.00%
+40%	17.00%	40.00%
+30%	17.00%	30.00%
+20%	17.00%	20.00%
+10%	17.00%	10.00%
+5%	17.00%	5.00%

0%	17.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	17.00%	12.00%	-5.00%
-10%	17.00%	7.00%	-10.00%
-20%	17.00%	-3.00%	-20.00%
-30%	17.00%	-13.00%	-30.00%
-40%	17.00%	-23.00%	-40.00%
-50%	17.00%	-33.00%	-50.00%
-60%	N/A	-43.00%	-60.00%
-70%	N/A	-53.00%	-70.00%
-80%	N/A	-63.00%	-80.00%
-90%	N/A	-73.00%	-90.00%
-100%	N/A	-83.00%	-100.00%

FWP-17

Seagate Technology

According to publicly available information, Seagate Technology (the “Company”) designs, manufactures and markets rigid disc drives. Rigid disc drives, which are commonly referred to as disc drives or hard drives, are used as the primary medium for storing electronic information in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering information over corporate networks and the Internet. The Company’s enterprise applications are used in enterprise servers, mainframes and workstations; its desktop applications are used in desktop computers; its mobile computing applications are used in notebook computers; and its consumer electronics applications are used in devices such as digital video recorders, digital music players and gaming devices.

The linked share’s SEC file number is 001-31560.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N.A.	N.A.	N.A.
September 30, 2002	N.A.	N.A.	N.A.
December 31, 2002	$11.78	$9.86	$10.73
March 31, 2003	$12.95	$7.78	$10.32
June 30, 2003	$18.49	$10.15	$17.65
September 30, 2003	$27.90	$17.45	$27.20
December 31, 2003	$31.31	$16.70	$18.90
March 31, 2004	$21.70	$14.99	$16.13
June 30, 2004	$16.48	$11.50	$14.43
September 30, 2004	$14.59	$10.11	$13.52
December 31, 2004	$17.85	$12.34	$17.27
March 31, 2005	$20.20	$16.35	$19.55
June 30, 2005	$21.50	$16.43	$17.55
September 30, 2005	$20.01	$14.57	$15.85
December 30, 2005	$20.54	$13.82	$19.99
March 31, 2006	$28.11	$19.69	$26.33
June 30, 2006	$27.74	$20.94	$22.64
September 29, 2006	$25.20	$19.27	$23.09
December 29, 2006	$27.27	$20.73	$26.50
March 30, 2007	$28.51	$22.94	$23.30
June 29, 2007	$23.47	$20.10	$21.77
September 30, 2007	$26.84	$21.64	$25.58
December 31, 2007	$28.91	$24.84	$25.50
March 31, 2008	$25.46	$18.74	$20.94
May 7, 2008*	$22.51	$18.69	$19.84

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STX

Initial price: $19.84

Protection level: 70.00%

Protection price: $13.89

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.403226

Coupon: 10.00% per annum

Maturity: May 29, 2009

Dividend yield: 2.12% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	10.00%	102.12%
+90%	10.00%	92.12%
+80%	10.00%	82.12%
+70%	10.00%	72.12%
+60%	10.00%	62.12%
+50%	10.00%	52.12%
+40%	10.00%	42.12%
+30%	10.00%	32.12%
+20%	10.00%	22.12%
+10%	10.00%	12.12%
+5%	10.00%	7.12%

0%	10.00%	2.12%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-2.88%
-10%	10.00%	0.00%	-7.88%
-20%	10.00%	-10.00%	-17.88%
-30%	10.00%	-20.00%	-27.88%
-40%	N/A	-30.00%	-37.88%
-50%	N/A	-40.00%	-47.88%
-60%	N/A	-50.00%	-57.88%
-70%	N/A	-60.00%	-67.88%
-80%	N/A	-70.00%	-77.88%
-90%	N/A	-80.00%	-87.88%
-100%	N/A	-90.00%	-97.88%

FWP-18